76

EXHIBIT 23.2 - CONSENT OF PERRELLA & ASSOCIATES, P.A.

July 29, 2002

To the Board of Directors of
Technology Connections, Inc.
4421 Stuart Andrew Blvd., Suite 102
Charlotte, NC  28217

Gentlemen:

We hereby consent to the use of our audit report of the balance sheet of Technology Connections, Inc. as of December 31, 2001 and the related statement of operations, stockholders' deficit, and cash flows for the period from inception (May 18, 2001) to December 31, 2001 in the Registration Statement on Form SB-2/A of Technology Connections, Inc. dated July 29, 2002.

/s/ Perrella & Associates, P.A.
-------------------------------
Perrella & Associates, P.A.
Pompano Beach, Florida